UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2010

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 10, 2010 Bank of the Ozarks, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report that its wholly owned subsidiary, Bank of the Ozarks (the “Bank”) had entered into a Purchase and Assumption Agreement on September 10, 2010 (the “Agreement”) with the Federal Deposit Insurance Corporation (“FDIC”) as Receiver, pursuant to which the Bank acquired substantially all of the assets and assumed substantially all of the deposits and other liabilities of Horizon Bank (“Horizon Bank”), a bank headquartered in Bradenton, Florida. The final carrying values of acquired assets and assumed liabilities and the final list of such assets acquired and liabilities assumed remain subject to adjustment and revision by the FDIC and the Bank. Once such terms are finalized and agreed to, the acquisition will be deemed to be effective as of September 10, 2010.

This Current Report on Form 8-K/A (this “Amendment”) amends, updates and supplements the disclosure provided in Item 7.01 of the Original Report. Except as otherwise provided herein, the other disclosures made in the Original Report remain unchanged. The Company anticipates that it will further amend the Original Report and this Amendment at a later date to the extent additional financial information is required by Item 9.01. All financial and other numeric measures of Horizon Bank as described in this Current Report were based upon information as of September 15, 2010 and may be subject to change.

Statements made in this Amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective September 10, 2010, the Bank purchased substantially all of the assets and assumed substantially all of the deposits and other liabilities of Horizon Bank, from the FDIC, as receiver for Horizon Bank (the “Acquisition”), pursuant to the terms of the Agreement entered into by the Bank and the FDIC on September 10, 2010.

Under the terms of the Agreement, the Bank acquired approximately $168.4 million in assets which excluded approximately $22.2 million of assets and approximately $4.9 million of allowance for loan losses to be retained by the FDIC. Assets acquired include approximately $140.1 million in loans and approximately $8.4 million in other real estate owned by Horizon Bank. The Bank also assumed approximately $170.6 million in liabilities, including approximately $152.4 million in deposits which excludes approximately $10.6 million in brokered deposits not assumed by the Bank. In connection with the Acquisition, the FDIC made a payment to the Bank in the amount of approximately $29.5 million. This amount is subject to customary post-closing adjustments based upon the final closing date balance sheet for Horizon Bank.

Through the loss share provisions of the purchase and assumption agreement, the FDIC will reimburse the Bank for a portion of the losses it incurs on the disposition of loans and foreclosed real estate. For single family residential mortgage loans and related foreclosed real estate, the FDIC will reimburse the Bank for 80% of losses up to $11.8 million, 30% of losses between $11.8 million and $17.9 million, and 80% of losses in excess of $17.9 million. For non-single family loans and related foreclosed real estate, the FDIC will reimburse the Bank for 80% of losses up to $32.3 million, zero percent of losses between $32.3 million and $42.8 million, and 80% of losses in excess of $42.8 million. The loss sharing agreement applicable to single family residential mortgage loans provides for FDIC loss sharing and the Bank’s reimbursement to the FDIC, as described above, for ten years. The loss sharing agreement applicable to non-single family loans provides for FDIC loss sharing for five years and the Bank reimbursement to the FDIC for eight years, as described above.

In addition, the Bank has agreed that on November 14, 2020 (the “True-Up Measurement Date”), it will pay to the FDIC 50% of any positive amount of (i) 20% of the Total Intrinsic Loss Estimate of $60 million less (ii) the sum of (A) 20% of the Net Loss Amount, plus (B) 25% of the asset premium (discount) bid, expressed in dollars, of total Shared Loss Assets on Schedules 4.15A and 4.15B at Bank Closing (all as defined in the Agreement); and (C) 3.5% of total Shared Loss Assets on Schedules 4.15A and 4.15B at Bank Closing.

The terms of the Agreement provide for the FDIC to indemnify the Bank against certain claims, including claims with respect to liabilities and assets of Horizon Bank or any of its affiliates not assumed or otherwise purchased by the Bank and with respect to claims based on any action by Horizon Bank’s directors, officers and other employees.

The forgoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than November 26, 2010.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, Receiver of Horizon Bank, Bradenton, Florida, the Federal Deposit Insurance Corporation and Bank of the Ozarks dated as of September 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)

Date: September 16, 2010	/s/ Paul Moore
Paul Moore
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number

2.1	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, Receiver of Horizon Bank, Bradenton, Florida, the Federal Deposit Insurance Corporation and Bank of the Ozarks dated as of September 10, 2010.

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